                                                                       Exhibit 5
                                                                       ---------

                              HALE AND DORR LLP
                             Counsellors  at  Law

                 60 State Street, Boston, Massachusetts  02109

                        617-526-6000 . fax 617-526-5000

                                 June 9, 1998


MapInfo Corporation
One Global View
Troy, New York 12180

     Re:  1993 Employee Stock Purchase Plan
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Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed on June 9, 1998 with the Securities and Exchange Commission relating to 100,000 shares of the Common Stock, $.002 par value per share (the "Shares"), of MapInfo Corporation, a Delaware corporation (the "Company"), issuable under the Company's 1993 Employee Stock Purchase Plan (the "Plan").

     We have examined the Certificate of Incorporation of the Company and the By-laws of the Company, each as amended to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

     Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the Plan and at a price per share in excess of the par value per share for such Shares, will be legally issued, fully-paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement.

                              Very truly yours,

                              /s/ Hale and Dorr LLP

                              HALE AND DORR LLP